--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to section 13 or 15 (d) of the Securities Exchange Act

                      -------------------------------------


                                December 14, 2001
                                 Date of Report
                        (Date of Earliest Event Reported)


                             NUTRASTAR INCORPORATED
                (formerly Alliance Consumer International, Inc.)
                    (Exact Name as Specified in its Charter)


                      -------------------------------------


            California              000-27728                  87-0673375
        ------------------        --------------           ----------------
         (State or other           (Commission              (IRS Employer
         jurisdiction of           File Number)            Identification No.)
         incorporation)


              1261 Hawk's Flight, El Dorado Hills, California 95762
                    (Address of principal executive offices)



                                 (916) 933-7000
                          Registrant's telephone number



--------------------------------------------------------------------------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On December 14, 2001, the Company closed a Share Exchange transaction in which the Company acquired all of the issued and outstanding shares of NutraStar Technologies Incorporated, a Nevada corporation ("NutraStar") in exchange for 17,000,000 shares of the common stock of the Company. At the closing, Radd C. Berrett resigned as President and sole director of the Company and Patricia McPeak was appointed as Director, President and Chief Executive Officer of the Company and Edward Newton was appointed as Director and Secretary of the Company. Ms. McPeak now owns more than 63% of the outstanding shares of the common stock of the Company. The remaining shareholders of NutraStar now own approximately 19% of the Company's outstanding common stock. No other shareholder owns 5% or more of the Company. Mr. Berrett relinquished control of the Company upon the closing.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The Company acquired all of the 11,910,637 issued and outstanding shares of NutraStar in exchange for the issuance of 17,000,000 shares of the common stock of the Company. As a result of this exchange, NutraStar is now a wholly owned subsidiary of the Company.

ITEM 5.  OTHER EVENTS

Effective as of the closing of the exchange transaction, the officers and directors of the Company resigned and Patricia McPeak was appointed as Director, President and Chief Executive Officer of the Company and Edward Newton was appointed as Director and Secretary of the Company. In connection with the share exchange transaction, the Company filed an Amendment to its Articles of Incorporation changing its name to NutraStar Incorporated. In addition, the Company authorized 10,000,000 shares of preferred stock and simultaneously filed a Certificate of Designation designating 3,000,000 shares of preferred stock as Series A Preferred Stock and setting the rights, preferences, privileges and restrictions of the Series A Preferred Stock.

The Company's stock is listed for trading on the OTC Bulletin Board. As a result of this transaction, the Company's trading symbol has been changed from "ACIN.OB" to "NTRA.OB."

Within 5 days of the closing, the Company will convert approximately $2,000,000 dollars of debt into Series A Preferred Stock subject to the satisfaction of the closing conditions.

The Company obtained $1,000,000 from the sale of its common stock upon closing of the exchange transaction. The shares were issued for $1.00 per share.

The Company announced an agreement with The RiceX Company ("RiceX"), its primary supplier, to a new 15-year agreement to be Rice-X's exclusive distributor of Rice Solubles and Rice Bran Fiber Concentrate in the United States (marketed by the Company under its trademarks RiSolubles(R) and RiceMucil(R)) and to have the exclusive rights to various patents and trademarks owned by RiceX. The agreement is subject to final review and approval of the Board of Directors of RiceX, which is expected before December 18, 2001.

NutraStar, together with RiceX, is one of the first companies that has focused on converting the beneficial elements of stabilized rice bran into "super food" products such as powders, supplement capsules, energy bars and drinks, sports wafers and skin creams. NutraStar believes that its all-natural "nutraceutical" products deliver pharmacological effects without the unwanted side effects of many pharmaceuticals. Accordingly, it is expected by NutraStar that many of its products could be used in place of some of the world's most widely distributed pharmaceuticals.

NutraStar's core products are based on "stabilized rice bran" produced by RiceX. RiceX uses its proprietary food extrusion technology to create a stabilized rice bran using a combination of temperature, pressure, and other conditions. NutraStar believes that RiceX produces a superior stabilized rice bran product, with a combination of longer shelf life and higher nutrient content, than any other currently available stabilized rice bran for human consumption in the United States and several foreign countries.

The Company's principal executive offices are now located at NutraStar Incorporated, 1261 Hawk's Flight Court, El Dorado Hills, CA 95762 and its telephone number will be (916) 933-7000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of business acquired.

     The audited financial statements of NutraStar Technologies Incorporated will be filed by amendment to this Form 8-k.

(b)  Pro Forma Financial Information

     The pro forma financial information required by Article 11 of Regulation S-X is not yet available and will be filed by amendment to this Form 8-k.

(c)  Exhibits

99.1 Press Release dated December 17, 2001



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ALLIANCE CONSUMER INTERNATIONAL, INC.



                                   S/Patricia McPeak
                          -----------------------------------------------------
                          Patricia McPeak, Chief Executive Officer and President (Authorized Officer and Principal Financial Officer)

Dated:  December 17, 2001